SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities
Act of 1934

Date of Report (Date of earliest event reported) June 8, 1994

USBANCORP, Inc.
(exact name of registrant as specified in its charter)

Pennsylvania        0-12204        25-1424278
(State or other     (commission    (I.R.S. Employer
jurisdiction        File Number)   Identification No.)
of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901
(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A
(Former name or former address, if changed since last report.)



Item 5.  Other Events.

     USBANCORP, Inc. (the "Registrant") announced on June 8, 1994, at its Annual Shareholders meeting that the Common Stock Dividend was increased to $.25 per share. Shareholders also approved an increase in the authorized common shares to 12 million. For a more detailed description of the announcements see the press release attached as exhibit #99.1.

Exhibits

Exhibit 99.1 Press release dated June 8, 1994, announcing a 14% increase in the dividend of USBANCORP's Common
               Stock, and an approved increase in the authorized common shares.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

USBANCORP, Inc.



By \s\ Orlando B. Hanselman
Orlando B. Hanselman
Senior Vice President,
Chief Financial Officer &
Manager of Corporate Services

Date: June 8, 1994